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                                                                   EXHIBIT 10(2)
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                               RESOLUTION OF THE
                                 TAMBRANDS INC.
                               BOARD OF DIRECTORS
                             ADOPTED APRIL 25, 1995
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     RESOLVED, that in consideration of his services as Chairman of the Board of
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Directors of the Corporation, the Corporation shall pay Howard B. Wentz, Jr. for the period from May 1, 1995 until the Annual Meeting of Shareholders to be held in 1996, a cash fee of $10,000 per month, in addition to the other compensation otherwise payable to him for his services as a non-employee director of the Corporation under the Corporation's standard practices and policies.